UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

Mobivity Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3133 West Frye Road, # 215

Chandler, Arizona 85226

(Address of principal executive offices) (Zip Code)

(877) 282-7660

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 9, 2026, Mobivity Holdings Corp. (“Mobivity” or the “Company”) entered into a Master Services Agreement (the “MSA”) with PayPal, Inc. (“PayPal”). Under the MSA, Mobivity will provide offer planning and placement services in connection with marketing promotions and advertisements to PayPal, as further described in one or more statements of work (“SOWs”) and/or insertion orders (“IOs”) that may be entered into from time to time and that reference the MSA.

The MSA has an initial one-year term beginning on the effective date and will automatically renew for successive one-year terms unless terminated as provided therein. Either party may terminate the MSA by providing written notice at least 30 days prior to the end of the then-current term. Except as set forth in an IO or SOW, PayPal may not terminate an IO or SOW during a promotional flight; Mobivity may cancel an IO or SOW in limited circumstances, including for non-payment by Client when applicable or if a third-party partner does not agree to execute a program.

Compensation under the MSA is not a guaranteed or agreed upon rate and is determined by the applicable IOs or SOWs. The compensation is generally based on specified performance metrics, with monthly settlement following the end of each month pursuant to the tracking of such metrics. The MSA provides customary representations and warranties, mutual confidentiality obligations, and mutual indemnification provisions. The MSA includes typical limitations of each party’s liability for damages. The MSA is governed by the laws of the State of Delaware.

The Company will assign the MSA to Mistplay Inc. in connection with the closing of the transactions contemplated by the Asset Purchase Agreement, dated January 16, 2026, by and between the Company and Mistplay Inc. (the “Asset Purchase Agreement”).

The foregoing description of the MSA does not purport to be complete and is qualified in its entirety by reference to the redacted text of the MSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

INCORPORATION BY REFERENCE

The foregoing description of the Asset Purchase Agreement and the related transactions is qualified in its entirety by reference to the Company’s definitive information statement filed with the Securities and Exchange Commission on March 5, 2026, which is incorporated herein by reference, including the description of the Asset Purchase Agreement and the summary of the transactions contemplated thereby contained therein.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the anticipated assignment of the MSA to Mistplay and the expected timing and completion of the transactions contemplated by the Asset Purchase Agreement. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements, including the risk that closing conditions are not satisfied, required third-party consents are not obtained, or the transactions are otherwise delayed or do not close; the Company’s ability to effect the assignment of the MSA as contemplated; and other risks described in the Company’s filings with the SEC. Any forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Master Services Agreement, dated March 9, 2026, by and among Mobivity Holdings Corp., Mistplay Inc., and PayPal, Inc.*
104	Cover Page Interactive Data File (formatted as Inline XBRL)
*	Portions of this agreement have been omitted because they are not material and are of the type that Mobivity treats as private or confidential. Mobivity will provide an unredacted copy of the exhibit if requested by the Securities Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2026	MOBIVITY HOLDINGS CORP.

	By:	/s/ Bryce D. Daniels
Bryce D. Daniels
Chief Executive Officer

- 3 -